Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amendment No. 1 to the Quarterly Report on Form 10-Q of Kraig Biocraft Laboratories, Inc. for the period ended  March 31, 2009 (the “Report”), I, Kim Thompson, Chief Executive Officer and Chief Financial and Accounting Officer of Kraig Biocraft Laboratories, Inc. hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002,  that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents in all material respects, the financial condition and results of operations of Kraig Biocraft Laboratories, Inc.

Date: May 11, 2010

Kraig Biocraft Laboratories, Inc.

By: /s/ Kim Thompson
Kim Thompson Chief Executive Officer